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Exhibit 10.4

        EXECUTION COPY

RECEIVABLES SALE AGREEMENT

Dated as of November 6, 2002

by and among

EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME
AS ORIGINATORS

SUPERIOR TELECOMMUNICATIONS INC.

and

SUPERIOR ESSEX FUNDING LLC

i

INDEX OF APPENDICES

Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)	Form of Subordinated Note
Exhibit 2.03	Form of Parent Agreement
Schedule 4.01(b)	Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate, Legal and Other Names; Identification Numbers
Schedule 4.01(d)	Litigation
Schedule 4.01(h)	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt
Schedule 4.01(i)	Tax Matters
Schedule 4.01(j)	Intellectual Property
Schedule 4.01(m)	ERISA
Schedule 4.01(t)	Deposit and Disbursement Accounts
Schedule 4.02(g)	Corporate, Legal and Trade Names
Annex X	Definitions
Annex Y	Schedule of Documents

ii

        THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of November 6, 2002, by and among each of the persons signatory hereto from time to time as Originators, each an "Originator" and, collectively, the "Originators"), SUPERIOR TELECOMMUNICATIONS INC., a Delaware corporation ("Superior"), and SUPERIOR ESSEX FUNDING LLC, a Delaware limited liability company ("Buyer").

RECITALS

        A.    The Buyer is an indirect Subsidiary of Superior.

        B.    Buyer has been formed for the sole purpose of purchasing all Receivables originated by each Originator and to finance such Receivables under the Funding Agreement.

        C.    Each Originator intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

        D.    In addition, the Member may, from time to time, contribute capital to Buyer in the form of Contributed Receivables or cash.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

        Section 1.01.    Definitions.    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

        Section 1.02.    Rules of Construction.    For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II
TRANSFERS OF RECEIVABLES

        Section 2.01.    Agreement to Transfer.

        (a)    Receivables Transfers.    Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) or, in the case of the Member, sell or contribute, to Buyer on the Effective Date and on each Business Day thereafter (each such date, a "Transfer Date") all Receivables owned by it on each such Transfer Date, and Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. All such Transfers by an Originator to Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a "Receivables Assignment," and collectively, the "Receivables Assignments"), and each Originator and Buyer shall execute and deliver a Receivables Assignment on or before the Effective Date.

        (b)    Determination of Sold Receivables.    On and as of each Transfer Date, (i) all Receivables then owned by each Originator (other than the Member) and not previously acquired by Buyer shall be identified for sale to Buyer, and (ii) to the extent Receivables then owned by the Member have not been contributed to Buyer in accordance with Section 2.01(d), such Receivables shall be identified for sale to Buyer (each such Receivable identified for sale pursuant to clauses (i) and (ii) above, individually, a "Sold Receivable" and, collectively, the "Sold Receivables"). The Sold Receivables will be identified by reference to the General Trial Balance of each Originator.

        (c)    Payment of Purchase Price.    In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds. All such payments by Buyer under this Section 2.01(c) shall be effected by means of a wire transfer on the day when due to such account or accounts as the Originators may designate from time to time. To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a "Subordinated Loan") to Buyer in an amount up to the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash; provided, that in no event shall the aggregate amount of all Subordinated Loans made at any time by all Originators exceed fifteen percent (15%) of the aggregate Outstanding Balance of Transferred Receivables at any time. The Subordinated Loans shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c) hereto (a "Subordinated Note") executed by Buyer and dated the Closing Date. The Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note.

        (d)    Determination of Contributed Receivables.    On each Transfer Date, the Member shall identify Receivables then owned by the Member which have not been previously acquired by Buyer, and shall, prior to the delivery of an Election Notice, contribute such Receivables as a capital contribution to the Buyer (each such contributed Receivable, individually, a "Contributed Receivable," and collectively, the "Contributed Receivables"), to the extent Buyer cannot pay the Sale Price therefor in cash or through Subordinated Loans pursuant to the foregoing clauses (b) and (c). Notwithstanding the foregoing, the Member shall not be obligated to make additional contributions to Buyer at any time. If on any Transfer Date (i) the Member elects not to contribute Receivables to Buyer, or (ii) any Originator (other than the Member) does not sell all of its then owned Receivables to Buyer, such Originator shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an "Election Notice").

        (e)    Ownership of Transferred Receivables.    On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

        (f)    Reconstruction of General Trial Balance.    If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables and Contributed Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer's request, of copies of all Contracts and Records.

        (g)    Servicing of Receivables.    So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 11.02 of the Funding Agreement, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Funding Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Funding Agreement.

        Section 2.02.    Grant of Security Interest.    The parties hereto intend that each Transfer shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale or capital contribution, as applicable, that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator's right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the repayment of a loan deemed to have been made by Buyer to the applicable Originator in the amount of the Sale Price with respect thereto).

        Section 2.03.    Parent Agreement.    Superior hereby undertakes and agrees, to and for the benefit of Buyer, to cause the due and punctual performance and observance by each Originator of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to Buyer an agreement substantially in the form of Exhibit 2.03 (the "Parent Agreement") to more fully evidence such undertaking.

        Section 2.04.    Events Upon Certain Sale of Assets.    Buyer hereby consents to a sale of the assets described in Schedule 2.02 to the Funding Agreement, but only if (a) after giving effect to such sale, no Termination Event or Event of Servicer Termination shall have occurred and be continuing, (b) documentation acceptable to Buyer and the Administrative Agent shall have been delivered to Buyer and the Administrative Agent for execution by each of them and the applicable Originators, providing for the conveyance by Buyer without recourse, representation or warranty (and the release of Liens thereon in favor of the Administrative Agent) of all Transferred Receivables owned by Buyer which either were originated by a "DNE Company" (as defined below) or are otherwise subject to the sale described in such Schedule 2.02 (collectively, the "Reconveyed Receivables"), (c) the purchase price paid for the Reconveyed Receivables represents the fair market value of such Reconveyed Receivables, taking into consideration all relevant factors at the time of sale, and (d) such sale is completed (i) in accordance with all of the terms and conditions set forth in such Schedule 2.02 and (ii) on or before December 31, 2002. Upon the completion of such sale, (1) each of DNE Systems, Inc., DNE Manufacturing and Service Company and DNE Technologies, Inc. (collectively, the "DNE Companies") shall cease to be Originators hereunder (provided, that the rights and remedies pursuant to Section 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 7.04, 7.12 and 7.14 with respect to the DNE Companies shall be continuing and shall survive any removal of the DNE Companies as Originators under this Agreement), (2) the Reconveyed Receivables shall cease to be Transferred Receivables hereunder for all purposes hereunder, and (3) receivables thereafter generated from the assets so sold shall not be Transferred Receivables hereunder for all purposes hereunder. Each Originator shall take such actions as may be necessary to ensure that proceeds of Reconveyed Receivables and receivables thereafter generated from the assets so sold shall not be paid into any Lockbox or Lockbox Account or otherwise commingled with the proceeds of Transferred Receivables or other assets of Buyer.

        Section 2.05.    Originators Remain Liable.    It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables, or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto. The exercise by Buyer of any of its respective rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Receivables or Contracts. Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE III
CONDITIONS PRECEDENT

        Section 3.01.    Conditions Precedent to Initial Transfer.    The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of Buyer and the Administrative Agent):

          (a)    Sale Agreement; Other Documents.    This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Superior, each Originator and Buyer, and Buyer shall have received such information, documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

          (b)    Governmental Approvals.    Buyer shall have received (i) satisfactory evidence that the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer's Certificate from each Originator in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.

          (c)    Compliance with Laws.    Each of Superior and each Originator shall be in compliance with all applicable foreign, federal, state, provincial and local laws and regulations, including, without limitation, those specifically referenced in Section 4.02(f).

          (d)    Funding Agreement Conditions.    Each of those conditions precedent set forth in Sections 3.01 and 3.02 of the Funding Agreement shall have been satisfied or waived in writing as provided therein.

        Section 3.02.    Conditions Precedent to all Transfers.    Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

          (a)  the representations and warranties of each of Superior and each Originator contained herein or in any other Related Document shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

          (b)  (i) the Administrative Agent shall not have declared the Commitment Termination Date to have occurred following the occurrence of a Termination Event, and (ii) the Commitment Termination Date shall not have automatically occurred, in either event, in accordance with Section 9.01 of the Funding Agreement;

          (c)  each Originator and member of the Parent Group shall be in compliance with each of its covenants and other agreements set forth herein or in any other Related Document; and

          (d)  each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may reasonably request.

The acceptance by any Originator of the Sale Price for any Sold Receivables and the contribution to Buyer by the Member of any Contributed Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions precedent set forth in this Section 3.02 have been satisfied. Upon any such acceptance or contribution, title to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

        Section 4.01.    Representations and Warranties of the Originators.    To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Originator and Superior make the following representations and warranties to Buyer as of the Closing Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

        (a)    Corporate Existence; Compliance with Law.    Each of Superior and each Originator (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; (v) is in compliance with its articles or certificate of incorporation and bylaws and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

        (b)    Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN.    As of the Closing Date, each of Superior and each Originator is a registered organization of the type and is organized under the laws of the State or province set forth in Schedule 4.01(b) (which is its only jurisdiction of organization) and Superior's or such Originator's organizational identification number (if any), the current location of Superior's or such Originator's chief executive office, principal place of business, other offices, the warehouses and premises within which any records relating to the Receivables is stored or located, and the locations of its records concerning the Receivables are set forth in Schedule 4.01(b) and none of such locations have changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), neither Superior nor any Originator has been known as or used any corporate, legal, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of Superior and each Originator.

        (c)    Corporate Power, Authorization, Enforceable Obligations.    The execution, delivery and performance by Superior and each Originator of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by Buyer, any Lender or the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Person's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of such Person's articles or certificate of incorporation or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b) (other than consents or approvals solely relating to or required to be obtained by the Borrower, the Administrative Agent or any Lender, as to which neither Superior nor any Originator makes any representation), all of which will have been duly obtained, made or complied with prior to the Effective Date. On or prior to the Effective Date, each of the Related Documents shall have been duly executed and delivered by Superior and each Originator that is a party thereto and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of Superior and such Originator, as the case may be, enforceable against it in accordance with its terms.

        (d)    No Litigation.    No Litigation is now pending or, to the knowledge of Superior or any Originator, threatened against Superior, the Parent, any Originator or any other Subsidiary of the Parent that (i) challenges Superior's or such Originator's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to Superior, the Parent, any Originator, or such Subsidiary, and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Effective Date there is no Litigation pending or threatened that seeks damages in excess of $1,000,000 or injunctive relief against, or alleges criminal misconduct by, Superior, the Parent, any Originator or any other Subsidiary of the Parent.

        (e)    Solvency.    After giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Originator, the Parent and Superior is and will generally be able to pay its debts as they come due. No event of a type described in Section 9.01(d) of the Funding Agreement has been commenced or threatened against Superior, the Parent, any Originator or any other Subsidiary of the Parent.

        (f)    Material Adverse Effect.    Since June 30, 2002 (other than as disclosed in the Parent's filings on Form 10-Q with the Securities and Exchange Commission for the quarters ended March 31, 2002 and June 30, 2002, as otherwise disclosed in the financial projections provided to the Administrative Agent in the revised business plan delivered on September 9, 2002 (the "Supplemental Disclosure") or as a result of the transaction described in Schedule 2.02 to the Funding Agreement), (i) neither Superior nor any Originator has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by Superior of any Originator or has become binding upon Superior's or any Originator's assets and no law or regulation applicable to Superior or any Originator has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (iii) neither Superior nor any Originator is in default and no third party is in default under any material contract, lease or other agreement or instrument to which Superior or such Originator is a party. Since June 30, 2002 (other than as disclosed in the Parent's filings on Form 10-Q with the Securities and Exchange Commission for the quarters ended March 31, 2002 and June 30, 2002 and in the Supplemental Disclosure), no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

        (g)    Ownership of Receivables; Liens.    Each Originator owns each Receivable originated or acquired by it free and clear of any Adverse Claim and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. As of the Effective Date, none of the properties and assets of any Originator are subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Originator that could reasonably be expected to result in any Adverse Claims (including Adverse Claims arising under environmental laws) other than Permitted Encumbrances. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator's right, title and interest in and to the Receivables originated or acquired by it and its other properties and assets. Each Originator has rights in and full power to transfer its Receivables hereunder.

        (h)    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt.    Except as set forth in Schedule 4.01(h), no Originator has any Subsidiaries, is engaged in any joint venture or partnership with any other Person or is an Affiliate of any Person. All of the issued and outstanding Stock of each Originator is directly or indirectly owned by Superior or Parent. Except in connection with the transaction described in Schedule 2.02 to the Funding Agreement, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which Superior or any Originator may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Debt of each Originator as of the Effective Date is described on Schedule 4.01(h).

        (i)    Taxes.    All material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Parent, Superior, any Originator or any other member of the Parent Group have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 4.02(l). Proper and accurate amounts have been withheld by the Parent, Superior, each Originator and each such member from its respective employees for all periods in compliance in all material respects with all applicable federal, state, provincial, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Closing Date (i) those taxable years for which the Parent's, Superior's, any Originator's or any such member's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i), none of the Parent, Superior, any Originator or any such member has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Parent, Superior, any Originator or any such member and their respective predecessors are liable for any Charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of Superior's and each Originator's knowledge, as a transferee.

        (j)    Intellectual Property.    As of the Effective Date, Superior and each Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each of Superior and each Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. As of the Effective Date, except as set forth in Schedule 4.01(j), neither Superior nor any Originator is aware of any infringement or claim of infringement by others of any material intellectual property of Superior or any Originator.

        (k)    Full Disclosure.    All information contained in this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of Superior or any Originator to Buyer, any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents (which shall not include any projections or pro forma financial information), in each case, taken as a whole, is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of Superior or any Originator to Buyer, any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents, in each case, taken as a whole, is misleading as a result of the failure to include therein a material fact. All information contained in this Agreement, any of the other Related Documents, or any written statement furnished to Buyer, any Lender or the Administrative Agent has been prepared in good faith by management of Superior or the applicable Originator, as the case may be, with the exercise of reasonable diligence.

        (l)    Notices to Obligors.    Each Originator has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account.

        (m)    ERISA.

          (i)    Schedule 4.01(m) lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, except as set forth on Schedule 4.01(m), nothing has occurred that could reasonably be expected to cause the loss of such qualification or tax-exempt status. Except as otherwise provided in Schedule 4.01(m), (x) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, (y) none of the Parent, Superior, any Originator or any of their respective ERISA Affiliates has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan, subject to such sections, and (z) none of the Parent, Superior, any Originator or any of their respective ERISA Affiliates has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan that could reasonably be expected to subject any Originator to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

          (ii)  Except as set forth in Schedule 4.01(m): (A) no Title IV Plan has any Unfunded Pension Liability; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred within the past three years or is reasonably expected to occur; (C) there are no pending or, to the knowledge of Superior or any Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) none of the Parent, Superior, any Originator or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Parent, Superior, any Originator or their respective ERISA Affiliates; (F) Stock of the Parent, Superior and all Originators and their respective ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan subject to Title I of ERISA, measured on the basis of fair market value as of the last valuation date of any Plan; and (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

        (n)    Brokers.    No broker or finder acting on behalf of Superior or any Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and neither Superior nor any Originator has any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

        (o)    Margin Regulations.    Neither Superior nor any Originator is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Neither Superior nor any Originator owns any Margin Stock, and no portion of the proceeds of the Sale Price from any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Neither Superior nor any Originator will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

        (p)    Nonapplicability of Bulk Sales Laws.    No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

        (q)    Securities Act and Investment Company Act Exemptions.    Each purchase of Transferred Receivables under this Agreement constitutes (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

        (r)    Government Regulation.    Neither Superior nor any Originator is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. No Originator is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under any other Related Document. The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

        (s)    Books and Records; Minutes.    The bylaws or the certificate or articles of incorporation of Superior and each Originator, as the case may be, require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors (or an analogous governing body).

        (t)    Deposit and Disbursement Accounts.    Schedule 4.01(t) lists all banks and other financial institutions at which each Originator maintains deposit accounts established for the receipt of collections on accounts receivable, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

        (u)    Representations and Warranties in Other Related Documents.    Each of the representations and warranties of Superior and each Originator, as applicable, contained in the Related Documents (other than this Agreement) is true and correct and Superior or such Originator, as the case may be, hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein. Each Originator consents to the assignment of Buyer's rights with respect to all such representations and warranties to the Administrative Agent and the Lenders (and their respective successors and assigns) pursuant to the Funding Agreement.

        (v)    Receivables.    With respect to each Transferred Receivable designated as an Eligible Receivable in any Borrowing Base Certificate delivered on or after the Transfer Date of such Transferred Receivable:

          (i)    such Receivable satisfies the criteria for an Eligible Receivable;

          (ii)  prior to its Transfer to Buyer such Receivable was owned by the Originator thereof free and clear of any Adverse Claim, and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

          (iii)    the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and

          (iv)  the Originator of such Receivable has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

        (w)    Fair Value.    With respect to each Transferred Receivable acquired by the Buyer hereunder (i) the consideration received from the Buyer in respect of such Transferred Receivable represents adequate valuable consideration and fair and reasonable value for such Transferred Receivable as of the applicable Transfer Date, and (ii) the lesser of the value and the fair market value of such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date and, in respect of payment by way of the creation of, or an increase in the principal amount outstanding under, a Subordinated Note, (A) in all circumstances, and having regard to the terms and conditions of such Subordinated Note, the value and fair market value of such Subordinated Note (or, where the principal amount of the Subordinated Note is increased, the value and fair market value of such increase) is approximately equal to the face amount thereof (or the amount of such increase, as applicable) and (B) such Subordinated Note is not subject to any defense or any rights of set-off, including on account of any past or present debt.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

        Section 4.02.    Affirmative Covenants of Superior and Originators.    Superior and each Originator covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Effective Date and until the Termination Date:

          (a)    Offices and Records.    Each of Superior and each Originator shall maintain its jurisdiction of organization, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days' prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Transferred Receivables. Each of Superior and each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto. Upon the request of Buyer or the Administrative Agent, each Originator shall (i) mark each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to Buyer and the Administrative Agent, evidencing that Buyer has purchased such Transferred Receivable and that the Administrative Agent, for the benefit of the Lenders, has a security interest in and lien thereon, and (ii) mark its master data processing records evidencing such Transferred Receivables with such a legend.

          (b)    Access.    Each of Superior and each Originator shall, during normal business hours, from time to time upon one Business Day's prior notice and as frequently as Buyer, the Servicer or the Administrative Agent determines to be appropriate: (i) provide Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties of Superior or such Originator, as the case may be, utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of Superior and each Originator, (ii) permit Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from Superior's or such Originator's books and records, including all Records maintained by Superior or such Originator, (iii) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables of such Originator, and (iv) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or Superior's or such Originator's performance under this Agreement or the affairs, finances and accounts of Superior or such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event may have occurred, is imminent or deems any Lender's rights or interests in the Transferred Receivables insecure, each of Superior and each Originator shall provide such access at all times and without advance notice and shall provide Buyer, the Servicer or the Administrative Agent with access to its suppliers and customers. Each of Superior and each Originator shall make available to Buyer, the Servicer or the Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by Superior or such Originator, that Buyer, the Servicer or the Administrative Agent may request. Each of Superior and each Originator shall deliver any document or instrument necessary for Buyer, the Servicer or the Administrative Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for Superior or such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Superior or such Originator. For the avoidance of doubt, the Buyer, the Lenders and Administrative Agent and their respective officers, employees and agents shall only have the right to make environmental inspections once during any twelve (12) month period unless any Lender or the Administrative Agent has reason to believe that a condition exists or an event has occurred which could reasonably give rise to liability under environmental laws.

          (c)    Communication with Accountants.    Each of Superior and each Originator authorizes Buyer, the Servicer and the Administrative Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Buyer, the Servicer and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to Superior or such Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of Superior or such Originator. Each of Superior and each Originator agrees to render to Buyer, the Servicer and the Administrative Agent at Superior's or such Originator's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, each of Superior and each Originator shall, promptly upon request therefor, assist Buyer in delivering to the Administrative Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

          (d)    Compliance With Credit and Collection Policies.    Each of Superior and each Originator shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

          (e)    Assignment.    Each Originator agrees that, to the extent permitted under the Funding Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Each Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.04, 5.01 and 7.14.

          (f)    Compliance with Agreements and Applicable Laws.    Each of Superior and each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Superior and each Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.02(l).

          (g)    Maintenance of Existence and Conduct of Business.    Each of Superior and each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and bylaws; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate, legal and trade names as are set forth in Schedule 4.02(g) or, upon 30 days' prior written notice to Buyer and the Administrative Agent, in such other corporate, legal or trade names with respect to which all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Transferred Receivables.

          (h)    Notice of Material Event.    Each of Superior and each Originator shall promptly inform Buyer and the Administrative Agent in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, Superior or such Originator, as the case may be, proposes to take with respect thereto:

            (i)    any Litigation commenced or threatened against the Parent, Superior, any Originator or any other Subsidiary of the Parent or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $250,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries (in their capacity as a fiduciary of any such Plan) or its assets or against the Parent, Superior, any Originator or any other Subsidiary of the Parent or any of their respective ERISA Affiliates in connection with any Plan, (D) alleges criminal misconduct by the Parent, Superior, any Originator or any other Subsidiary of the Parent, or (E) if determined adversely, could reasonably be expected to have a Material Adverse Effect;

            (ii)  the commencement of a case or proceeding by or against the Parent, Superior, any Originator or any other Subsidiary of the Parent seeking a decree or order in respect of the Parent, Superior, any Originator or such Subsidiary (A) under the Bankruptcy Code or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Parent, Superior, any Originator or such Subsidiary or for any substantial part of such Person's assets, or (C) ordering the winding-up or liquidation of the affairs of the Parent, Superior, any Originator or any other Subsidiary of the Parent;

            (iii)    the receipt of notice that (A) the Parent, Superior, such Originator, or any other Subsidiary of the Parent is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Parent's, Superior's, such Originator's or any other Subsidiary of the Parent's business is to be, or may be, suspended or revoked, or (C) the Parent, Superior, such Originator or any other Subsidiary of the Parent is to cease and desist any practice, procedure or policy employed by the Parent, Superior, such Originator or any other Subsidiary of the Parent in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect;

            (iv)  (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in a Borrowing Base Certificate, a Borrowing Request or otherwise was not an Eligible Receivable at the time of such designation;

            (v)  (A) each infringement or claim of infringement by any Person of any intellectual property of Superior or any Originator or (B) each item of intellectual property necessary to continue its business as then conducted by such originator which it does not own or have rights to use;

            (vi)  the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges;

            (vii) the establishment of any Plan, Pension Plan, Title IV Plan or undertaking to make contributions to any Multiemployer Plan, ESOP, Welfare Plan or Retiree Welfare Plan not listed on Schedule 4.01(m); or

            (viii)  any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

          (i)    [Reserved]

          (j)    Separate Identity.

            (i)    Superior and each Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account separate from those of Buyer.

            (ii)  The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of each Originator's transactions in accordance with GAAP and, in addition, disclose that (A) Buyer's sole business consists of the purchase or acceptance through capital contribution (in the case of the Member) of the Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer's assets prior to any value in Buyer becoming available to Buyer's equityholders and (C) the assets of Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.

            (iii)    The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by Superior and each Originator as official records.

            (iv)  Superior and each Originator shall, and shall cause each other member of the Parent Group to, maintain an arm's-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.

            (v)  Superior and each Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.

            (vi)  Superior and each Originator shall, and shall cause each other member of the Parent Group to, conduct its business solely in its own name or the name of Superior or Parent through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of Buyer.

            (vii) Neither Superior nor any Originator shall (and each Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that Superior, such Originator or any other member of the Parent Group is liable or responsible for the Debts of Buyer or that the assets of Superior, such Originator or any other member of the Parent Group are available to pay the creditors of Buyer.

            (viii)  The operating expenses and liabilities of Buyer shall be paid from Buyer's own funds and not from any funds of Superior, any Originator or other member of the Parent Group.

            (ix)  Superior and each Originator shall, and shall cause each other member of the Parent Group to, at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

            (x)  Superior and each Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

            (xi)  Superior and each Originator shall, and shall cause each other member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinions of Proskauer Rose LLP and Stikeman, Elliott delivered pursuant to the Schedule of Documents.

          (k)    ERISA and Environmental Notices.    Each of Superior and each Originator shall give Buyer and the Administrative Agent prompt written notice of (i) any event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, (ii) any event that could reasonably be expected to result in the incurrence by Superior or any Originator of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business), and (iii) any environmental claims against the Parent, Superior, any Originator or any other Subsidiary of the Parent which, individually or in the aggregate, could reasonably be expected to exceed $250,000.

          (l)    Payment, Performance and Discharge of Obligations.

            (i)    Subject to Section 4.02(l)(ii), each of Superior and each Originator shall (and shall cause each other member of the Parent Group to) pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

            (ii)  Each of Superior, each Originator and each other member of the Parent Group may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(l)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of Superior, such Originator or such member, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such Charges or claims other than inchoate tax liens and (E) Buyer has advised Superior or such Originator in writing that Buyer reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

          (m)    Deposit of Collections.    Superior and each Originator shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into a Lockbox Account, and shall deposit and (ii) deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders)). Neither Superior nor any Originator shall make or permit to be made deposits into a Lockbox or a Lockbox Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, each Originator shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to it pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Lockbox Account.

          (n)    Accounting Changes.    If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

        Section 4.03.    Negative Covenants of Superior and Originators.    Each of Superior and each Originator covenants and agrees that, without the prior written consent of Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

          (a)    Sale of Stock and Assets.    No member of the Parent Group shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including capital Stock, any Transferred Receivable or Contract therefor, or any of its rights with respect to any Lockbox or Lockbox Account, except sales, transfers, conveyances, assignments or dispositions permitted pursuant to Section 8.02 of the Credit Agreement as in effect on the Closing Date.

          (b)    Liens.    No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (whether now owned or hereafter acquired) except for Permitted Encumbrances that do not attach to Transferred Receivables. No member of the Parent Group shall create, incur, assume or permit to exist any Lien upon any of its property or receivables whether now owned or hereafter acquired, except for (i) Liens permitted pursuant to Section 8.03 of the Credit Agreement as in effect as of the Closing Date and (ii) Liens created pursuant to the Credit Agreement or any credit facility effecting a refinancing of the Debt incurred pursuant to the Credit Agreement; provided, that any such credit facility expressly excludes all Receivables from any such Lien and the terms and conditions of any such credit facility are not otherwise inconsistent with the terms and conditions of this Agreement or any other Related Document (but in any event which terms and conditions are consistent with the provisions of the Credit Agreement relating to the transactions contemplated by this Agreement and the other Related Documents).

          (c)    Modifications of Receivables or Contracts.    No Originator shall extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor.

          (d)    Sale Characterization.    None of Superior or any Originator shall (and shall cause each member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Buyer and with respect to the Transfer of each Contributed Receivable originated or acquired by it, as a contribution to the capital of Buyer.

          (e)    Capital Structure and Business.    None of Superior or any Originator shall (and shall cause each member of the Parent Group not to) (i) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect, (ii) other than in connection with the transaction described on Schedule 2.02 to the Funding Agreement, make any change in its capital structure as described on Schedule 4.01(h), including the issuance or repurchase of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock or (iii) amend, supplement or otherwise modify its certificate or articles of incorporation, bylaws, limited liability company agreement and other organizational documents. No member of the Parent Group shall engage in any business other than the businesses currently engaged in by it and those incidental thereto. No Originator shall change the type of entity it is, its jurisdiction of organization or its organizational identification number, if any, issued by its state of organization, except upon 30 days' prior written notice to Buyer and the Administrative Agent, and with respect to which jurisdiction all action requested by Buyer or the Administrative Agent pursuant to Section 7.13 shall have been taken with respect to the Transferred Receivables.

          (f)    Actions Affecting Rights.    Neither Superior nor any Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of Superior or such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator's right, title or interest therein.

          (g)    ERISA.    Neither Superior nor any Originator shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event.

          (h)    Change to Credit and Collection Policies.    Neither Superior nor any Originator shall fail to comply with in any material respect, and no change, amendment, modification or waiver shall be made to, the Credit and Collection Policies without the prior written consent of Buyer and the Administrative Agent.

          (i)    Adverse Tax Consequences.    No member of the Parent Group shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, or any Lender who are residents of the United States of America to withholding taxation.

          (j)    No Proceedings.    From and after the Effective Date and until the date one year plus one day following the date on which the Funding Agreement has been terminated and all amounts owing by Buyer thereunder have been indefeasibly paid in full in cash, no member of the Parent Group shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 9.01(d) and 9.01(e) of the Funding Agreement.

          (k)    Mergers, Acquisitions, Sales, etc.    Other than (1) in connection with the transaction described on Schedule 2.02 to the Funding Agreement and (2) as permitted pursuant to Section 8.02 of the Credit Agreement, no member of the Parent Group shall (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or otherwise create or acquire a Subsidiary, or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets other than pursuant hereto, or permit any Subsidiary to do any of the foregoing, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any majority-owned Subsidiary into such Person or into, with or to any other majority-owned Subsidiary and any such purchase or other acquisition by such Person or any majority-owned Subsidiary of the assets or stock of any majority-owned Subsidiary.

          (l)    Indebtedness.    No member of the Parent Group shall create, incur, assume or permit to exist any Debt, except (i) Debt of such Person to any Affected Party, Buyer Indemnified Person or any other Person expressly permitted by this Agreement or any other Related Document, and (ii) other Debt permitted pursuant to Section 8.04 of the Credit Agreement as in effect as of the Closing Date.

          (m)    Modification to Credit Agreement.    Superior will not agree to any amendment, modification or waiver to any provision of the Credit Agreement which is adverse to the interests of the Administrative Agent or any Lender, without the prior written consent of the Administrative Agent; provided, however, that if Deutsche Bank Trust Company Americas does not have the right to consent to any amendment, modification or waiver of any Related Document, then the Administrative Agent's prior written consent to any amendment, modification or waiver to the Credit Agreement would not have to be obtained.

          (n)    Commingling.    No Originator shall (and each Originator shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Lockbox Account. If such funds are nonetheless deposited into a Lockbox or Lockbox Account and such Originator so notifies Buyer, Buyer shall notify the Administrative Agent to promptly remit any such amounts to the applicable Originator.

          (o)    Purchases of Receivables.    No Originator or Superior shall, directly or indirectly, purchase any accounts receivable from any Person without the express written consent of the Administrative Agent.

        Section 4.04.    Breach of Representations, Warranties or Covenants.    Upon discovery by Superior, any Originator or Buyer of any breach of any (a) representation, warranty or covenant relating to the absence of Dilution Factors, or (b) representation, warranty or covenant described in Sections 4.01, 4.02 or 4.03, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator that breached such representation, warranty or covenant may, at any time on any Business Day, or shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from Buyer for cash, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, or (c) in the case of the Member, make a capital contribution in cash to Buyer by remitting the amount of such capital contribution to the Collection Account in accordance with the terms of the Funding Agreement, in each case in an amount (the "Rejected Amount") equal to the Billed Amount of such Transferred Receivable minus the sum of (i) Collections received in respect thereof plus (ii) the amount of any Dilution Factors taken into account in the calculation of the original Sale Price thereof. Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Lockbox Account.

ARTICLE V
INDEMNIFICATION

        Section 5.01.    Indemnification.    Without limiting any other rights that Buyer or any of its Stockholders, officers, directors, employees, attorneys, agents or representatives (each, a "Buyer Indemnified Person") may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitutes recourse for uncollectible or uncollected Transferred Receivables due to the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor. Subject to clauses (a) and (b) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

          (i)    reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

          (ii)  the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

          (iii)  the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

          (iv)  any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by Superior, any Originator or any Affiliate thereof acting as the Servicer or a Sub-Servicer)), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Buyer;

          (v)  any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

          (vi)  the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

          (vii) any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder to the extent that such filing is necessary to maintain the perfection and priority of the Buyer in such Receivable, whether at the time of any such Transfer or at any subsequent time;

          (viii)any failure by any Originator to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable, including the commingling of Collections with respect to Transferred Receivables by any Originator at any time with the funds of any other Person;

          (ix)  any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving a Buyer Indemnified Person for which neither such Originator nor any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction; or

          (x)  any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables.

ARTICLE VI
RESERVED

ARTICLE VII
MISCELLANEOUS

        Section 7.01.    Notices.    Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 7.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 7.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

Each Originator:	c/o Superior Telecommunications Inc. 120 North Interstate Parkway Suite 300 Atlanta, Georgia 30339 Attention: Chief Financial Officer Facsimile No.: (770) 303-8892
Buyer:	Superior Essex Funding LLC 1403 Foulk Road Suite 106-J Wilmington, Delaware 19803 Attention: Craig Badyna Facsimile No.: (302) 651-8423
Superior:	Superior Telecommunications Inc. 150 North Interstate Parkway Suite 300 Atlanta, Georgia 30339 Attention: Chief Financial Officer Facsimile No.: (770) 303-8892

provided, that each such declaration or other communication shall be deemed to have been validly delivered to the Administrative Agent under this Agreement upon delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

        Section 7.02.    No Waiver; Remedies.    Buyer's failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Originator specifying such suspension or waiver. Buyer's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Receivables shall not be required.

        Section 7.03.    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of each Originator and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer, the Lenders and the Administrative Agent. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of Buyer, the Lenders and the Administrative Agent shall be void. Each Originator acknowledges that, to the extent permitted under the Funding Agreement, Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. Each Originator agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator and Buyer with respect to the transactions contemplated hereby and, except for the Lenders and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

        Section 7.04.    Termination; Survival of Obligations.

        (a)  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

        (b)  Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to Buyer, including those set forth in Sections 4.04, 5.01 and 7.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 7.03, 7.12 and 7.14 shall be continuing and shall survive any termination of this Agreement.

        Section 7.05.    Complete Agreement; Modification of Agreement.    This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 7.06.

        Section 7.06.    Amendments and Waivers.    No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Lenders and the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

        Section 7.07.GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

        (a)  THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        (b)  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN DELAWARE SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF DELAWARE; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE

ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 7.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

        (c)  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        Section 7.08.    Counterparts.    This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

        Section 7.09.    Severability.    Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 7.10.    Section Titles.    The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        Section 7.11.    No Setoff.    Each Originator's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, any Lender or the Administrative Agent, all of which rights are hereby expressly waived by such Originator.

        Section 7.12.    Confidentiality.

        (a)  Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Originator and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any

Affected Party or any Buyer Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party, a Buyer Indemnified Person or any holder of Debt under the Credit Agreement.

        (b)  Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer, the Administrative Agent and each Lender (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator shall consult with Buyer, the Administrative Agent and each Lender prior to the issuance of such news release or public announcement. Any Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

        (c)  Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators otherwise consent in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators and their respective Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party, any Originator or any party to whom information may be disclosed pursuant to Section 14.05 of the Funding Agreement, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party, any Originator or any holder of Debt under the Credit Agreement.

        Section 7.13.    Further Assurances.

        (a)  Each Originator shall, at its sole cost and expense, upon request of Buyer, any Lender or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer, any Lender or the Administrative Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document. Each Originator hereby authorizes Buyer, each Lender and the Administrative Agent to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator's receipt thereof and promptly delivered to Buyer.

        (b)  If any Originator fails to perform any agreement or obligation under this Section 7.13, Buyer, any Lender or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer, such Lender or the Administrative Agent incurred in connection therewith shall be payable by such Originator upon demand of Buyer, such Lender or the Administrative Agent.

        Section 7.14.    Fees and Expenses.    In addition to its indemnification obligations pursuant to Article V, each of Superior and each Originator agrees, jointly and severally, to pay on demand all costs and expenses incurred by Buyer or the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses of Buyer's or Administrative Agent's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and each of Superior and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

SUPERIOR TELECOMMUNICATIONS INC., individually and as an Originator
By

Name

Title

SUPERIOR ESSEX FUNDING LLC, as Buyer
By

Name

Title

DNE SYSTEMS, INC., as an Originator
By

Name

Title

ESSEX GROUP, INC., as an Originator
By

Name

Title

ESSEX GROUP, INC., as an Originator
By

Name

Title

ESSEX GROUP MEXICO, INC., as an Originator
By

Name

Title

ACTIVE INDUSTRIES, INC., as an Originator
By

Name

Title

ESSEX CANADA, INC., as an Originator
By

Name

Title

SUPERIOR CABLE CORPORATION, as an Originator
By

Name

Title

DIAMOND WIRE & CABLE CO., as an Originator
By

Name

Title

DNE MANUFACTURING AND SERVICE COMPANY, as an Originator
By

Name

Title

DNE TECHNOLOGIES, INC., as an Originator
By

Name

Title

EXHIBIT 2.01(a)

Form of

RECEIVABLES ASSIGNMENT

        THIS RECEIVABLES ASSIGNMENT (the "Receivables Assignment") is entered into as of November 6, 2002, by and between [Name of Originator] (the "Originator") and SUPERIOR ESSEX FUNDING LLC ("Buyer").

        1.    We refer to that certain Receivables Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement") of even date herewith among the Originator, the other Originators party thereto, Superior Telecommunications Inc. and Buyer. All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.

        2.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator hereby sells, or, in the event the Originator is a Member of Buyer, sells or contributes, to Buyer, without recourse, except as provided in Sections 4.04 of the Sale Agreement, all of the Originator's right, title and interest in, to and under all of its Receivables (including all Collections, Records and proceeds with respect thereto) existing as of the Closing Date and thereafter created or arising at any time until the Commitment Termination Date.

        3.    Subject to the terms and conditions of the Sale Agreement, the Originator hereby covenants and agrees to assign, sell or contribute, as applicable, execute and deliver, or cause to be assigned, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at the Originator's expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of the Originator sold or contributed hereunder or intended to be sold or contributed hereunder.

        4.    Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

        5.    THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

[NAME OF ORIGINATOR]	SUPERIOR ESSEX FUNDING LLC
By:	By:

Name:	Name:
Title:	Title:

1

EXHIBIT 2.01(c)

Form of

SUBORDINATED NOTE

[$ ]	November , 2002

        FOR VALUE RECEIVED, the undersigned, SUPERIOR ESSEX FUNDING LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of [                                                 ], a [                        ] (the "Subordinated Lender"), or its assigns, at [ADDRESS], or at such other place as the holder of this Subordinated Note ("Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [            ] DOLLARS [$            ], or, if less, the aggregate unpaid principal amount of all Subordinated Loans (as defined in the Sale Agreement referred to below) made to the Borrower, upon the earlier to occur of (i) Final Advance Date and (ii) the Termination Date (in each case, as defined in Annex X to the Sale Agreement referred to below), together with interest thereon from time to time from the Effective Date (as defined in the Sale Agreement referred to below) at the rate shown in The Wall Street Journal as the "Prime Rate" on such date (the "Interest Rate") on the unpaid principal amount of each Subordinated Loan for the period commencing on and including the date of such Subordinated Loan to but excluding the date such Subordinated Loan is paid in full.

        The date, amount and interest rate of each Subordinated Loan made by the Subordinated Lender to the Borrower, and each payment made by or on behalf of the Borrower on account of the principal thereof, shall be recorded by the Subordinated Lender on its books and, prior to any transfer of this Note, endorsed by the Subordinated Lender on the schedule attached hereto or any continuation thereof. The books of the Subordinated Lender and such schedule shall be presumptive evidence of the amounts due and owing to the Subordinated Lender by the Borrower; provided, that any failure of the Subordinated Lender to record a notation in its books or on the schedule to this Note as aforesaid or any error in so recording shall not limit or otherwise affect the obligation of the Borrower to repay Subordinated Loans in accordance with their respective terms set forth herein.

        All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Receivables Sale Agreement of even date herewith (as the same may be subsequently amended, restated or otherwise modified, the "Sale Agreement") by and among the Borrower, the Subordinated Lender, the other Originators thereunder and Superior Telecommunications Inc. This Note is issued pursuant to the Sale Agreement, is one of the Subordinated Notes referred to therein. All of the terms, covenants and conditions of the Sale Agreement and all other instruments evidencing the indebtedness hereunder, including the other Related Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

        The Borrower may at any time and from time to time upon prior written notice to the Subordinated Lender voluntarily repay, in whole or in part, all Subordinated Loans made hereunder. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, that all repayments of Subordinated Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment. Any such notice must be given in writing on or before the Business Day immediately preceding the day the proposed Subordinated Loan is to be repaid (which shall be a Business Day). Each such notice of repayment shall specify the amount of Subordinated Loans to be repaid and the repayment date thereof.

        Interest shall be payable on the outstanding principal amount of this Note from time to time in arrears on the first Business Day of each calendar month. All computations of interest shall be made by the Subordinated Lender on the basis of a 365 day year, in each case for the actual number of days

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occurring in the period for which such interest is payable. The Interest Rate shall be determined (i) on the first Business Day immediately prior to the Effective Date for calculation of the Interest Rate for the period from the Effective Date through the end of the first calendar month following the Effective Date, and (ii) as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month, and the Interest Rate so determined shall be utilized for such calendar month. Each determination by the Subordinated Lender of an interest rate hereunder shall be final, binding and conclusive on the Borrower (absent manifest error). The Borrower shall pay interest at the applicable Interest Rate on unpaid interest on any Subordinated Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

        If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Interest Rate during such extension.

        As set forth below, the indebtedness evidenced by this Subordinated Note is subordinate in right of payment to all "Borrower Obligations" (as defined in Annex X to the Sale Agreement) and all renewals, extensions, refinancings or refundings of any such obligations (whether for principal, interest (including but not limited to interest accruing after the filing of a petition initiating any bankruptcy, insolvency or receivership proceeding (each, an "Insolvency Proceeding") whether or not such interest is allowed in such Insolvency Proceeding), fees, indemnities, repurchase price, expenses or otherwise) (collectively, the "Senior Obligations"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, any holder of a Senior Obligation, and may not be terminated, amended or otherwise revoked until the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms. This Subordinated Note shall not be subject to any defense or any rights of set-off, including on account of any past or present debt. Upon the occurrence and during the continuance of any Termination Event or Incipient Termination Event, the Subordinated Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment of or security for all or any part of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same. The Subordinated Lender hereby agrees that prior to the date that is one year and one day after all of the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms, the Subordinated Lender will not take any action to institute any Insolvency Proceeding in respect of the Borrower or which would be reasonably likely to cause the Borrower to be subject to, or seek the protection of, any such Insolvency Proceeding.

        If the Borrower becomes subject to any Insolvency Proceeding, then the holders of the Senior Obligations shall receive payment in full of all amounts due or to become due on or with respect to the Senior Obligations before the Subordinated Lender shall be entitled to receive any payment on account of this Subordinated Note. Accordingly, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, securities or other property, in any applicable Insolvency Proceeding, that would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Obligations until such Senior Obligations shall have been indefeasibly paid in full in cash.

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        In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Subordinated Lender for the use, forbearance or detention of money advanced hereunder exceed the highest rate of interest permissible under law (the "Maximum Lawful Rate"). In the event that a court of competent jurisdiction determines that Subordinated Lender has charged or received interest hereunder in excess of the Maximum Lawful Rate, the amount of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided, that if at any time thereafter the amount of interest payable to Subordinated Lender hereunder is less than the amount payable under the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Subordinated Lender from the making of Subordinated Loans hereunder is equal to the total interest that Subordinated Lender would have received had the amount of interest payable to Subordinated Lender hereunder been (but for the operation of this paragraph) the amount of interest payable from the Effective Date. Thereafter, the amount of interest payable hereunder shall be the amount determined in accordance with the terms hereof unless and until the amount so calculated again exceeds the amount payable under the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Subordinated Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the amount payable under the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Note, shall make a final determination that Subordinated Lender has received interest hereunder in excess of the Maximum Lawful Rate, Subordinated Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal amount of the Subordinated Loans, then to fees and any other unpaid charges, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

        Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.

        Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

        BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS NOTE, THE SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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        IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

SUPERIOR ESSEX FUNDING LLC
By:

Name:
Title:

4

SCHEDULE OF LOANS TO SUBORDINATED NOTE

EXHIBIT 2.03

Form of

PARENT AGREEMENT

        THIS PARENT AGREEMENT ("Agreement"), is entered into as of November 6, 2002, by SUPERIOR TELECOMMUNICATIONS INC., a Delaware corporation ("Superior"), in favor of SUPERIOR ESSEX FUNDING LLC, a Delaware limited liability company ("Funding").

RECITALS

        A.    Funding, as purchaser, has entered into a Receivables Sale Agreement dated as of November 6, 2002 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Sale Agreement"), with Superior, and the persons party thereto as "Originators."

        B.    Funding, as borrower, has entered into a Receivables Funding Agreement dated as of November 6, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Funding Agreement") with Superior, as servicer (the "Servicer"), the financial institutions from time to time party thereto as lenders (the "Lenders") and General Electric Capital Corporation, as administrative agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms or matters of construction defined or established Annex X to the Funding Agreement and the Sale Agreement shall be applied herein as defined or established therein.

        C.    It is a condition precedent to (i) the acquisition of Transferred Receivables by Funding under the Sale Agreement and (ii) the making of Advances to Funding pursuant to the Funding Agreement, that Superior, as owner, directly or indirectly, of at least 100% of the outstanding Stock having ordinary voting power to elect the board of directors of each Originator and the Servicer, shall have executed and delivered this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Funding to make purchases under the Sale Agreement and the Lenders to make Advances under the Funding Agreement, Superior hereby agrees as follows:

          Section 1.    Unconditional Undertaking.    Superior hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of Funding and the Administrative Agent to cause the due and punctual performance and observance by each Originator and the Servicer and their respective successors and assigns (collectively, the "Superior Entities") of all of the terms, covenants, conditions, agreements and undertakings on the part of such Superior Entity to be performed or observed under the Sale Agreement or the Funding Agreement, as applicable, or any document delivered by such Superior Entity in connection with the Sale Agreement or the Funding Agreement, as applicable, in accordance with the terms thereof, including the punctual payment when due of all obligations of such Superior Entity now or hereafter existing under the Sale Agreement or the Funding Agreement, as applicable, whether for indemnification payments, fees, expenses or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable and documented expenses (including reasonable and documented fees and expenses of attorneys, auditors and accountants) incurred by Funding or the Administrative Agent in enforcing any rights under this Agreement; provided, that the foregoing unconditional undertaking of Superior is not

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  intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables. Superior agrees that each of its Subsidiaries that becomes an "Originator" under the Sale Agreement shall be deemed to be an "Originator" for purposes of this Agreement. In the event that any Superior Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under the Sale Agreement or the Funding Agreement, as applicable, or any such other Related Document, then Superior will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guaranteed Obligations, and, except to the extent required under the Sale Agreement or the Funding Agreement, as applicable, it shall not be a condition to the accrual of the obligation of Superior hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that Funding or the Administrative Agent, as applicable, shall have first made any request of or demand upon or given any notice to Superior or to any Superior Entity or their respective successors or assigns, or have instituted any action or proceeding against Superior or any Superior Entity or their respective successors or assigns in respect thereof.

          Section 2.    Obligation Absolute.    Superior undertakes that the Guaranteed Obligations will be performed or paid strictly in accordance with the terms of the Sale Agreement or the Funding Agreement, as applicable, or any other Related Document delivered by an Superior Entity in connection with the Sale Agreement or the Funding Agreement, as applicable, regardless of any law, regulation or order applicable to Funding or the Administrative Agent now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Funding or the Administrative Agent with respect thereto. The obligations of Superior under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Superior to enforce this Agreement, irrespective of whether any action is brought against any Superior Entity or whether any Superior Entity is joined in any such action or actions. The liability of Superior under this Agreement shall be absolute and unconditional irrespective of:

            (a)  any lack of validity or enforceability of the Sale Agreement or the Funding Agreement, as applicable, or any other agreement or instrument relating thereto;

            (b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Sale Agreement or the Funding Agreement, as applicable, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Guaranteed Obligations resulting from additional purchases or contributions of Receivables or otherwise;

            (c)  any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;

            (d)  any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of any Superior Entity or any of its subsidiaries;

            (e)  any change, restructuring or termination of the corporate structure or existence of any Superior Entity or any of its subsidiaries; or

            (f)    any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Superior Entity or a guarantor.

  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by

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  Funding or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Superior Entity or otherwise, all as though payment had not been made.

          Section 3.    Waivers.    Superior hereby waives promptness, diligence, notice of acceptance and, except to the extent required under the Sale Agreement or the Funding Agreement, as applicable, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that Funding or the Administrative Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Superior Entity or any other person or entity or any collateral.

          Section 4.    Subrogation.    Superior agrees not to exercise any rights that it may acquire by way of subrogation against any Superior Entity and its property or any rights of indemnification, contribution and reimbursement from any Superior Entity and its property, in each case in connection with this Agreement and any payments made hereunder, until such time as the Guaranteed Obligations have been paid and performed in full and the Termination Date has occurred.

          Section 5.    Separate Identity from Buyer.    Superior shall itself, and shall ensure that each of its Affiliates, at all times comply with the covenants and agreements of the Originators set forth in Section 4.02(j) of the Sale Agreement as if Superior and each of its Affiliates were identified therein. Superior is party to no agreements with Funding or the Administrative Agent other than pursuant to the Related Documents. Superior does not, nor at any time shall Superior, directly own any equity interests of any kind in Funding.

          Section 6.    No Proceedings.    From and after the Closing Date and until the date one year plus one day following the date on which all Borrower Obligations have been indefeasibly paid in full in cash, Superior shall not, directly or indirectly, institute or cause to be instituted against Funding any proceeding of the type referred to in Sections 9.01(d) and 9.01(e) of the Funding Agreement.

          Section 7.    Amendments and Waivers.    No amendment or waiver of any provision of this Agreement, and no consent to any departure by Superior herefrom, shall in any event be effective unless the same shall be in writing and signed by Funding and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 8.    Addresses for Notices.    All notices and other communications hereunder shall be sent in the manner provided in Section 7.01 of the Sale Agreement and Section 14.04 of the Funding Agreement, which provisions are incorporated herein by this reference as though fully set forth herein.

          Section 9.    No Waiver; Remedies.    No failure on the part of Funding or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 10.    Continuing Agreement; Assignments under Sale Agreement.    This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Termination Date has occurred and the payment and performance in full of the Guaranteed Obligations and the payment of all other amounts payable under this Agreement, (b) be binding upon Superior, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Funding and the Administrative Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), if Buyer assigns all or any of the Transferred Receivables, or any interest therein, the

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assignees shall thereupon become vested with all the benefits in respect thereof granted to Funding and the Administrative Agent herein or otherwise.

          Section 11.    Severability.    Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 12.    GOVERNING LAW.    THIS AGREEMENT AND THE ORIGINATOR OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        IN WITNESS WHEREOF, Superior has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SUPERIOR TELECOMMUNICATIONS INC.
By:

Name:
Title:

8

EXECUTION COPY

ANNEX X

to

RECEIVABLES SALE AGREEMENT

and

RECEIVABLES FUNDING AGREEMENT

each dated as of

November 6, 2002

Definitions and Interpretation

9

        SECTION 1.    Definitions and Conventions.    Capitalized terms used in the Sale Agreement and the Funding Agreement shall have (unless otherwise provided elsewhere therein) the following respective meanings:

          "Accounting Changes" shall mean, with respect to any Person, (a)changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b)changes in accounting principles concurred in by such Person's certified public accountants; (c)purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d)the reversal of any reserves established as a result of purchase accounting adjustments.

          "Additional Amounts" shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Funding Agreement.

          "Additional Costs" shall have the meaning assigned to it in Section 2.09(b) of the Funding Agreement.

          "Administrative Agent" shall have the meaning set forth in the Preamble of the Funding Agreement.

          "Administrative Services Agreement" shall mean that certain Administrative Services Agreement dated as of the date hereof between the Borrower and the Parent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Advance" shall have the meaning assigned to it in Section 2.01 of the Funding Agreement.

          "Advance Date" shall mean each day on which any Advance is made.

          "Adverse Claim" shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Sale Agreement or the Funding Agreement.

          "Affected Party" shall mean each of the following Persons: each Lender, the Administrative Agent, the Depositary and each Affiliate of the foregoing Persons.

          "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Commitment" shall mean as to all Lenders, the aggregate commitment of all Lenders to make Advances, which aggregate commitment shall be One Hundred Sixty Million Dollars ($160,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement.

          "ANICOM" shall mean ANICOM, Inc.

          "Appendices" shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

          "Assignment Agreement" shall mean an assignment agreement in the form of Exhibit 14.02 attached to the Funding Agreement.

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          "Authorized Officer" shall mean, with respect to any corporation or limited liability company, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the General Counsel, the Secretary, the Treasurer, the Controller any Assistant Secretary, any Assistant Treasurer, any manager or managing member and each other officer of such corporation or limited liability company specifically authorized to sign agreements, instruments or other documents on behalf of such corporation or limited liability company in connection with the transactions contemplated by the Sale Agreement, the Funding Agreement and the other Related Documents.

          "Availability Block" shall mean $5,000,000.

          "Bankruptcy Code" shall mean the provisions of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

          "Billed Amount" shall mean, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.

          "Billing Date" shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated.

          "Borrower" shall mean Superior Essex Funding LLC, a Delaware limited liability company, in its capacity as Borrower under the Funding Agreement.

          "Borrower Account" shall mean account number 00-424-794 maintained by the Borrower at the Borrower Account Bank, which account shall be subject to a blocked account agreement pursuant to which the Administrative Agent shall have control of such account.

          "Borrower Account Bank" shall mean the bank or other financial institution at which the Borrower Account is maintained.

          "Borrower Account Collateral" shall have the meaning assigned to it in Section 8.01(c) of the Funding Agreement.

          "Borrower Assigned Agreements" shall have the meaning assigned to it in Section 8.01(b) of the Funding Agreement.

          "Borrower Collateral" shall have the meaning assigned to it in Section 8.01 of the Funding Agreement.

          "Borrower Obligations" shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to any Affected Party under the Funding Agreement and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including the Outstanding Principal Amount, interest, Unused Facility Fees, amounts in reduction of Funding Excess, Successor Servicing Fees and Expenses, Additional Amounts and Indemnified Amounts. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, reasonable attorneys' fees and any other sum chargeable to the Borrower under any of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or

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  recovered directly or indirectly from any Lender or the Administrative Agent or any assignee of any Lender or the Administrative Agent as a preference, fraudulent transfer or otherwise.

          "Borrowing" shall have the meaning assigned to it in Section 2.01(a) of the Funding Agreement.

          "Borrowing Base" means, as of any date of determination, the amount equal to the lesser of:

    (a) the Maximum Facility Amount,

    and

    (b) an amount equal to the positive difference, if any, of:

      (i) the product of (1) the Dynamic Advance Rate multiplied by (2) the Net Receivables Balance,

      minus

      (ii) the sum of (W) an amount equal to the Availability Block, plus (X) the Interest Reserve, plus (Y) $250,000, plus (Z) such other reserves as the Administrative Agent may determine from time to time based upon its reasonable credit judgment;

          in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Administrative Agent based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

          "Borrowing Base Certificate" shall have the meaning assigned to it in Section 5.02(b) of the Funding Agreement.

          "Borrowing Request" shall have the meaning assigned to it in Section 2.03(a) of the Funding Agreement.

          "Breakage Costs" shall have the meaning assigned to it in Section 2.10 of the Funding Agreement.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Georgia or, with respect to any remittances to be made by a Lockbox Account Bank or to any related Lockbox Account, in the jurisdiction(s) in which the Lockbox Account(s) maintained by such Lockbox Account Bank is located.

          "Buyer" shall mean Superior Essex Funding LLC a Delaware limited liability company, in its capacity as Buyer under the Sale Agreement.

          "Buyer Indemnified Person" shall have the meaning assigned to it in Section 5.01 of the Sale Agreement.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

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          "Change of Control" shall mean any event, transaction or occurrence as a result of which (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of the Parent having the right to vote for the election of directors of the respective entity under ordinary circumstances; (b) during any twelve (12) consecutive calendar months ending after the Closing Date, individuals who at the beginning of such twelve-month period constituted the board of directors of the Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Parent then in office; (c) the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of any Originator (other than as a result of the sale of the capital Stock of any Originator in accordance with the terms of the Funding Agreement) or, directly or indirectly, of the Borrower; (d) the Member shall cease to own directly or indirectly and control all of the economic and voting rights associated with the outstanding Stock of the Borrower; (e) the Parent has sold, transferred, conveyed, assigned or otherwise disposed of all or substantially all of the assets of the Parent; or (f) any Person or group acquires direct or indirect control of the Parent.

          "Charges" shall mean (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on Borrower Collateral or any other property of the Borrower or any Originator and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower or any Originator.

          "Closing Date" shall mean November 6, 2002.

          "Collection Account" shall mean account number 50-232-854 with the Depositary in the name of the Administrative Agent.

          "Collections" shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible).

          "Commitment" shall mean as to any Lender, the aggregate commitment of such Lender to make Advances as set forth in the signature page to the Funding Agreement or in the most recent Assignment Agreement executed by such Lender, as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement.

          "Commitment Reduction Notice" shall have the meaning assigned to it in Section 2.02(a) of the Funding Agreement.

          "Commitment Termination Date" shall mean the earliest of (a) the date so designated pursuant to Section 9.01 of the Funding Agreement, (b) the Final Advance Date, and (c) the date of termination of the Maximum Facility Amount specified in a notice from the Borrower to the Lenders delivered pursuant to and in accordance with Section 2.02(b) of the Funding Agreement.

          "Commitment Termination Notice" shall have the meaning assigned to it in Section 2.02(b) of the Funding Agreement.

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          "Concentration Percentage" shall mean, with respect to an Obligor as of any date of determination, the General Concentration Percentage or, if applicable, the Special Concentration Percentage for such Obligor at such date of determination.

          "Contract" shall mean any agreement or invoice pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

          "Contributed Receivables" shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

          "Credit Agreement" shall mean that certain Credit Agreement, dated as of November 27, 1998, among Superior/Essex Corp., Essex Group, Inc., the guarantors named therein, the lending institutions party thereto, Merrill Lynch & Co, as documentation agent, Fleet National Bank, as syndication agent and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and as in effect on Closing Date together with, subject to Section 4.03(m) of the Sale Agreement, such amendments, restatements, supplements or modifications thereto, or any refinancings, replacements or refundings thereof.

          "Credit and Collection Policies" shall mean the written credit, collection, customer relations and service policies of the Originators in effect on the Closing Date and attached as Exhibit A to the Funding Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified with the written consent of the Administrative Agent.

          "Debt" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Guaranteed Indebtedness of such Person, (i) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; provided, however, that in the event that the liability of such Person is non-recourse to such Person and is recourse only to specific assets of such Person and so long as no other Person has guaranteed such debt or otherwise provided support for such debt, for purposes of this definition, the amount of such debt shall not exceed the greater of the market value of such assets and the book value of such assets, (j) all "Indebtedness" as such term is defined in the Credit Agreement, (k) all "Loans" and other obligations of the Parent under the Credit Agreement, and (l) the Borrower Obligations.

          "Defaulted Receivable" shall mean any Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 90 days after its Maturity Date, (b) with respect to which the Obligor thereunder has taken any action, or suffered any event to occur, of the type

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  described in Sections 9.01(d) or 9.01(e) of the Funding Agreement or (c) that otherwise has been or should be written off in accordance with the Credit and Collection Policies.

          "Default Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

            (a)  the aggregate Outstanding Balance of all Defaulted Receivables (other than the Receivables owing by Grand Eagle and ANICOM as of the Closing Date) as of the last day of the three Settlement Periods immediately preceding such date;

            to

            (b)  the aggregate Outstanding Balance of all Transferred Receivables (other than the Receivables owing by Grand Eagle and ANICOM as of the Closing Date) as of the last day of the three Settlement Periods immediately preceding such date.

          "Delinquency Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

            (a)  the aggregate Outstanding Balance of all Receivables with respect to which any payment, or part thereof, is between 61 and 90 days past due as of the last day of the three Settlement Periods immediately preceding such date to

            (b)  the aggregate Outstanding Balance of all Transferred Receivables as of the last day of the three Settlement Periods immediately preceding such date.

          "Depositary" has the meaning given such term in Section 6.01(b)(i) of the Funding Agreement.

          "Dilution Factors" shall mean, with respect to any Receivable (other than Receivables owing by Grand Eagle and ANICOM as of the Closing Date), any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by any Originator to deliver any merchandise or services or otherwise perform under the underlying Contract or invoice, or (ii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the Obligor thereof); provided, that, in respect of any Receivable the full amount of which is credited and then rebilled for a lesser amount but otherwise on the same terms, including the original invoice date, the "Dilution Factors" for such Receivable in connection for such "credit-rebills" shall be, if such credit and rebill occurs within one Business Day, zero, and otherwise the difference, if positive, between the original balance of such Receivable minus the balance of the re-billed Receivable.

          "Dilution Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

            (a)  the aggregate Dilution Factors for all Transferred Receivables during the Settlement Period immediately preceding such date to

            (b)  the aggregate Billed Amount of all Transferred Receivables (other than the Receivables owing by Grand Eagle and ANICOM as of the Closing Date) originated during the Settlement Period immediately preceding such date.

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          "Dilution Reserve Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) equal to the sum of (i) two times the average of the Dilution Ratios as of the last day of each of the three Settlement Periods immediately preceding such date, plus (ii) 5%.

          "Dilution Trigger Ratio" shall mean, as of any date of determination, the average of the Dilution Ratios for the three most recently ended Settlement Periods.

          "Dollars" or "$" shall mean lawful currency of the United States of America.

          "Dynamic Advance Rate" shall mean, as of any date of determination, the lesser of (i) 85% and (ii) a percentage equal to 100% minus the Dilution Reserve Ratio as of such date.

          "Effective Date" shall have the meaning given to such term in Section 3.01 of the Funding Agreement.

          "Election Notice" shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

          "Eligible Receivable" shall mean, as of any date of determination, a Transferred Receivable:

  ARTICLE VIII (i) that is due and payable within 120 days of the Billing Date thereof and does not have cash on delivery or C.O.D. payment terms and (ii) with respect to which no payment or part thereof remains unpaid for more than 60 days after its Maturity Date or more than 121 days after its Billing Date;

  ARTICLE IX that is not a liability of an Excluded Obligor or an Obligor with respect to which more than 50% of the aggregate Outstanding Balance of all Receivables owing by such Obligor are more than 60 days past due from the Maturity Date thereof or more than 121 days past due from the Billing Date thereof;

  ARTICLE X that is not a liability of an Obligor organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions), Canada or Mexico; provided, however, that if it is organized under the laws of Mexico, such Obligor's parent must be organized under the laws of a State in the United States of America;

  ARTICLE XI that is denominated and payable in Dollars in the United States of America or Canadian dollars and is not represented by a note or other negotiable instrument or by chattel paper;

  ARTICLE XII that is not subject to any right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim (with only the portion of any such Receivable subject to any such right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim being considered an Ineligible Receivable by virtue of this clause (e)), whether arising out of transactions concerning the Contract therefor or otherwise;

  ARTICLE XIII with respect to which the Obligor thereunder is not: (i) bankrupt or insolvent, (ii) unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding; provided, however, that if a Receivable is not eligible as a result of this clause (f) but would otherwise constitute an Eligible Receivable hereunder, such Receivable shall be an Eligible Receivable so long as it arose post-petition and the Obligor thereof has designated the applicable Originator as a "critical vendor" and obtained the requisite court approval to pay the post-petition claims of such Originator on an administrative priority basis;

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  ARTICLE XIV that is not an Unapproved Receivable;

  ARTICLE XV that does not represent "billed but not yet shipped" goods or merchandise, partially performed or unperformed services, consigned goods or "sale or return" goods and does not arise from a transaction for which any additional performance by the Originator thereof, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law;

  ARTICLE XVI as to which the representations and warranties of Sections 4.01(v)(ii) through (iv) of the Sale Agreement are true and correct in all respects as of the Transfer Date therefor;

  ARTICLE XVII that is not the liability of an Obligor that has any claim of a material nature against or affecting the Originator thereof or the property of such Originator (with only that portion of Receivables owing by such Obligor equal to the amount of such claim being an Ineligible Receivable);

  ARTICLE XVIII that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;

  ARTICLE XIX that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;

  ARTICLE XX that is entitled to be paid pursuant to the terms of the Contract therefor, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policies);

  ARTICLE XXI that does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that could reasonably be expected to have a material adverse effect on the collectibility, value or payment terms of such Receivable;

  ARTICLE XXII with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder; provided, however, that if a Receivable is not eligible as a result of this clause (ii) but would otherwise constitute an Eligible Receivable hereunder, such Receivable shall be an Eligible Receivable so long as it arose post-petition and the Obligor thereof has designated the applicable Originator as a "critical vendor" and obtained the requisite court approval to pay the post-petition claims of such Originator on an administrative priority basis, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Receivable or such Contract;

  ARTICLE XXIII (i) that is an "account" within the meaning of the UCC (or any other applicable legislation) of the jurisdictions in which the each of the Originators, the Parent and the Borrower are organized and in which chief executive offices of each of the Originators, the Parent and the Borrower are located and (ii) under the terms of the related Contract, the right to payment thereof may be freely assigned (or with respect to which, the prohibition on the assignment of rights to payment are made fully ineffective under applicable law);

  ARTICLE XXIV that is payable solely and directly to an Originator and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to

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  the extent that payment thereof may be made to a Lockbox or otherwise as directed pursuant to Article VI of the Funding Agreement;

  ARTICLE XXV with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

  ARTICLE XXVI that is created through the provision of merchandise, goods or services by the Originator thereof in the ordinary course of its business in a current transaction;

  ARTICLE XXVII that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a "cash on delivery" basis;

  ARTICLE XXVIII that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable;

  ARTICLE XXIX that is not subject to any Lien, right, claim, security interest or other interest of any other Person, other than Liens in favor of the Administrative Agent for the benefit of the Lenders;

  ARTICLE I to the extent such Transferred Receivable represents sales tax such portion of such Receivable shall not be an Eligible Receivable;

  ARTICLE XXX that does not represent the balance owed by an Obligor on a Receivable in respect of which the Obligor has made partial payment;

  ARTICLE II with respect to which no check, draft or other item of payment was previously received that was returned unpaid or otherwise; and

  ARTICLE XXXI that complies with such other criteria and requirements as the Administrative Agent, using its good faith and commercially reasonable credit judgment following a detailed analysis of the Transferred Receivables (or upon receipt of additional information with respect thereto), may from time to time specify to the Borrower or the Originator thereof upon not less than three (3) Business Days prior written notice; provided that, as long as no Termination Event has occurred, the Administrative Agent shall give advance written notice to the Seller with respect to such modification.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any Originator, any trade or business (whether or not incorporated) that, together with such Originator, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" shall mean, with respect to any Originator or any ERISA Affiliate, the occurrence of one or more of the following events: (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan unless the 30-day notice requirement with respect therto has been waived pursuant to the regulations under Section 4043 of ERISA; (b) the withdrawal of any Originator or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Originator or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Originator or ERISA Affiliate to make when due required contributions to a Multiemployer

9

  Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

          "ESOP" shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

          "Event of Servicer Termination" shall have the meaning assigned to it in Section 9.02 of the Funding Agreement.

          "Excess Concentration Amount" shall mean, with respect to any Obligor of a Receivable and as of any date of determination after giving effect to all Eligible Receivables to be transferred on such date, the amount by which the Outstanding Balance of Eligible Receivables owing by such Obligor exceeds (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of all Eligible Receivables on such date.

          "Excluded Obligor" shall mean any Obligor (a) that is an Affiliate of any Originator, the Parent or the Borrower, (b) that is a Governmental Authority (unless approved by the Administrative Agent as a result of satisfactory compliance with all assignment of claims statutes and regulations applicable to such Governmental Authority's Receivables or such other agreements have been entered into which are satisfactory to the Administrative Agent in its absolute discretion), or (c) that is designated as an Excluded Obligor upon ten (10) Business Days' prior written notice from the Administrative Agent to the Borrower, the Servicer and the Parent.

          "Existing Securitization" shall mean that certain Loan and Security Agreement dated as of April 29, 1998, as amended, between Essex Funding, Inc. and Three Rivers Funding Corporation.

          "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent.

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

          "Fees" shall mean any and all fees payable to the Administrative Agent or any Lender pursuant to the Funding Agreement or any other Related Document.

          "Fee Letter" shall mean that certain letter agreement dated the November 6, 2002 between the Parent and the Administrative Agent.

          "Final Advance Date" shall mean February 27, 2004.

          "Funding Agreement" shall mean that certain Receivables Funding Agreement dated as of November 6, 2002, among the Borrower, the Lenders, the Servicer and the Administrative Agent as amended, supplemented, restated or otherwise modified from time to time.

          "Funding Availability" shall mean, as of any date of determination, the amount, if any, by which the Borrowing Base exceeds the Outstanding Principal Amount, in each case as of the end of the immediately preceding day.

          "Funding Excess" shall mean, as of any date of determination, the extent to which the Outstanding Principal Amount exceeds the Borrowing Base, in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Administrative Agent based on Borrower Collateral information available to it, including

10

  any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied as such term is further defined in Section 2(a) of this Annex X.

          "GE Capital" shall mean General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

          "General Concentration Percentage" shall mean at any time of determination with respect to any Obligor, the percentage corresponding to such Obligor based upon the Obligor Rating of such Obligor by S&P and Moody's at the time of such determination, as set forth below; provided, that, (i) in the case of any split Obligor Rating between S&P and Moody's, the General Concentration Percentage for the lower Obligor Rating shall be used to determine the applicable General Concentration Percentage, and (ii) an Obligor may be deemed to have the long term unsecured debt rating of its parent so long as the Administrative Agent has received evidence that the debts of such Obligor are guaranteed by its parent:

Obligor Rating of Such Obligor	General Concentration Percentage
AA- and Aa3 or higher	10%
At least A and A2 but less than AA- and Aa3	8%
At least BBB and Baa2 but less than A and A2	6%
Less than BBB or Baa2 (or Obligors without an Obligor Rating from S&P or Moody's)	5%

          "General Trial Balance" shall mean, with respect to any Originator and as of any date of determination, such Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.

          "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Grand Eagle" shall mean Grand Eagle Corporation.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at

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  any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Incipient Servicer Termination Event" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

          "Incipient Termination Event" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

          "Indemnified Amounts" shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including, but not limited to, reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

          "Indemnified Person" shall have the meaning assigned to it in Section 12.01(a) of the Funding Agreement.

          "Indemnified Taxes" shall have the meaning assigned to it in Section 2.08(b) of the Funding Agreement.

          "Index Rate" shall mean, for any day, a floating rate equal to the sum of (a) the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum, plus (b) 0.75% per annum. Each change in any interest rate provided for in the Funding Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Advance" shall mean an Advance or portion thereof bearing interest by reference to the Index Rate.

          "Ineligible Receivable" shall mean any Receivable (or portion thereof) which fails to satisfy all of the requirements of an "Eligible Receivable" set forth in the definition thereof.

          "Interest Payment Date" shall mean (a) as to any Index Rate Advance, the first Business Day of each month to occur while such Index Rate Advance is outstanding, (b) as to any LIBOR Rate Advance, the last day of the applicable LIBOR Period; provided, further, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the aggregate Outstanding Principal Amount has been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Funding Agreement.

          "Interest Reserve" shall mean, as of any date of determination, the greater of (1) the product of (a) the Index Rate as of such date, (b) the Outstanding Principal Amount as of such date and (c) a fraction, the numerator of which is equal to the higher of (i) 30 and (ii) the Receivable Collection Turnover as of such date, and the denominator of which is 360, and (2) $1,000,000.

          "Investment Company Act" shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. § § 80a et seq., and any regulations promulgated thereunder.

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          "Investments" shall mean, with respect to any Borrower Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

          "IRC" shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

          "IRS" shall mean the Internal Revenue Service.

          "Lender" shall mean each financial institution party to the Funding Agreement in the capacity as a lender together with the successors and assigns of any of the foregoing.

          "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Period" shall mean, with respect to any LIBOR Rate Advance, each period commencing on a LIBOR Business Day selected by the Borrower pursuant to the Funding Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to the Administrative Agent in a Borrowing Request as set forth in Section 2.03(a) of the Funding Agreement or a Notice of Continuation/Conversion as set forth in Section 2.06(c) of the Funding Agreement; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

    (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

    (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

    (c) any LIBOR Period pertaining to a LIBOR Rate Advance that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such LIBOR Period would otherwise end) shall end on the last LIBOR Business Day of the calendar month during which such LIBOR Period would otherwise end;

    (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Rate Advance during a LIBOR Period for such Revolving Advance; and

    (e) Borrower shall select LIBOR Periods so that there shall be no more than ten (10) Borrowings consisting of LIBOR Rate Advances in existence at any one time.

          "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by the Administrative Agent equal to the sum of 2.50% plus:

            (a)  the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless the first day of such Settlement Period is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b)  a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of

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    Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

  provided, that if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for a Lender to agree to make or to make or to continue to fund or maintain any Advances at the LIBOR Rate, then, unless that Lender is able to make or to continue to fund or to maintain such Advances at another branch or office of such Lender without, in such Lender's good faith opinion, adversely affecting it or its Outstanding Principal Amount or the income obtained therefrom, the LIBOR Rate shall in all such cases be equal to the Index Rate.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and the Borrower.

          "LIBOR Rate Advance" shall mean an Advance or portion thereof bearing interest by reference to the LIBOR Rate.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

          "Litigation" shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

          "Lockbox" shall have the meaning assigned to it in Section 6.01(a)(ii) of the Funding Agreement.

          "Lockbox Account" shall mean any deposit account established by or assigned to the Borrower for the deposit of Collections pursuant to and in accordance with Section 6.01(a) of the Funding Agreement.

          "Lockbox Account Agreement" shall mean any agreement among an Originator, the Borrower, GE Capital, as Administrative Agent, and a Lockbox Account Bank with respect to a Lockbox and Lockbox Account that provides, among other things, that (a) all items of payment deposited in such Lockbox and Lockbox Account are held by such Lockbox Account Bank as custodian for GE Capital, as Administrative Agent, (b) such Lockbox Account Bank has no rights of setoff or recoupment or any other claim against such Lockbox Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such Lockbox Account and for returned checks or other items of payment and (c) such Lockbox Account Bank agrees to forward all Collections received in such Lockbox Account to the Collection Account within one Business Day of receipt (other than with respect to Lockbox Accounts maintained in Canada, with respect to which Collections received therein must be forwarded to the Collection Account within two Business Days of receipt), and is otherwise in form and substance acceptable to the Administrative Agent.

14

          "Lockbox Account Bank" shall mean any bank or other financial institution at which one or more Lockbox Accounts are maintained.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, liabilities, operations, prospects or financial or other condition of (i) any Originator or the Originators considered as a whole, (ii) the Borrower, (iii) the Servicer or (iv) the Parent and its Subsidiaries considered as a whole, (b) the ability of any Originator, the Borrower, the Parent or the Servicer to perform any of its obligations under the Related Documents in accordance with the terms thereof, (c) the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Lenders or the Administrative Agent under any Related Document, (d) the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (e) the Transferred Receivables, the Contracts therefor, the Borrower Collateral or the ownership interests or Liens of the Borrower or the Lenders or the Administrative Agent thereon or the priority of such interests or Liens.

          "Maturity Date" shall mean, with respect to any Receivable, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, 30 days from the Billing Date.

          "Maximum Facility Amount" shall mean $160,000,000, as such amount may be reduced in accordance with Section 2.02(a) of the Funding Agreement.

          "Member" shall have the meaning given to such term in the Recitals to the Funding Agreement.

          "Monthly Report" shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which any Originator or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Receivables Balance" means, as of any date of determination, the amount equal to:

    (a) the Outstanding Balance of Eligible Receivables,

    minus

    (b) the sum of (i) the Excess Concentration Amount, plus (ii) the Specified Reserves;

          in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Administrative Agent based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

          "Notice of Continuation/Conversion" shall have the meaning assigned to such term in Section 2.06(c) of the Funding Agreement.

          "Obligor" shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

          "Obligor Rating" shall mean, with respect to any Rating Agency for an Obligor, if available, the long term unsecured and unguaranteed debt rating of such Obligor by such Rating Agency.

          "Officer's Certificate" shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

15

          "Originator" shall mean each of the Subsidiaries of Parent which is a party to the Sale Agreement and any other Person approved by the Administrative Agent in writing.

          "Outstanding Balance" shall mean, with respect to any Receivable, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to, or any other modifications by, the Originator, the Borrower or the Servicer that reduce such Billed Amount; provided, that if the Administrative Agent or the Servicer makes a good faith determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

          "Outstanding Principal Amount" shall mean, as of any date of determination, the amount equal to (a) the aggregate Advances made by the Lenders under the Funding Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Lender in reduction of the principal of such Advances pursuant to the Funding Agreement on or before such date; provided, that references to the Outstanding Principal Amount of any Lender shall mean an amount equal to (x) the aggregate Advances made by such Lender pursuant to the Funding Agreement on or before such date, minus (b) the aggregate amounts disbursed to such Lender in reduction of the principal of such Advances pursuant to the Funding Agreement on or before such date.

          "Parent" shall mean Superior Telecom Inc., a Delaware corporation.

          "Parent Agreement" shall mean certain Parent Agreement dated as of November 6, 2002 between the Parent and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Parent Group" shall mean the Parent and each of its Affiliates other than The Alpine Group, Inc. and the Borrower.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.

          "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable; (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, government contracts, contracts (other than contracts for the payment of money) or leases to which any Originator, the Borrower or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, the Borrower or the Servicer; (e) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory Liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, the Borrower or the Servicer is a party; (h) any attachment or judgment Lien not constituting a Termination Event under Section 9.01(f) of the Funding Agreement; (i) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of Superior Telecom, the Parent, the Borrower, any Originator or any other Subsidiary of the Parent, (j) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Superior Telecom, the Parent, the Borrower, any Originator or any other Subsidiary of the Parent, (k) Liens arising as a result of the filing of precautionary UCC financing statements in connection with operating leases, (l) any interest or title of a licensor, lessor or sublessor under any license or lease, (m) Liens created in connection with Capital Leases to the extent such Capital Leases are permitted pursuant to the terms of the Funding Agreement, (n) Liens arising pursuant to purchase money mortgages or

16

  security interests securing Debt representing the purchase price (or financing of the purchase price within 90 days after the applicable purchase) of assets acquired after the Closing Date; provided that (i) any such Liens attach only to the assets so purchased, (ii) the Debt secured by such Lien (including refinancings thereof) does not exceed 100% of the lesser of fair market value of such assets and the purchase price of such assets, in each case, at the time of the incurrence of such Debt and (iii) the Debt secured thereby is permitted pursuant to the terms of the Funding Agreement, (o) Liens arising as a result of the filing of precautionary UCC financing statements in connection with consigned goods, (p) Liens arising as a result of the pre-filing of UCC financing statements against DNE Systems, Inc. and its Subsidiaries by the lender or lenders financing the transaction described on Schedule 2.02 to the Funding Agreement so long as such Liens do not cover any Borrower Collateral, (q) Liens existing on the Closing Date and listed on Schedule 4.03(b) of the Sale Agreement or Schedule 5.03(b) of the Funding Agreement; and (r) presently existing or hereinafter created Liens in favor of the Buyer, the Borrower, the Lenders or the Administrative Agent or the Collateral Agent.

          "Permitted Investments" shall mean any of the following:

            (a)  obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;

            (b)  repurchase agreements on obligations of the type specified in clause (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's;

            (c)  federal funds, certificates of deposit, time deposits and bankers' acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers' acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's;

            (d)  commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 30 days that on the date of acquisition are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's; and

            (e)  securities of money market funds rated at least Aam or the equivalent by S&P and P-1 or the equivalent by Moody's.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

          "Plan" shall mean, at any time during the preceding five years, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Originator or ERISA Affiliate.

          "Prepayment Premium" shall mean (I) with respect to any reduction of the Aggregate Commitment by the Borrower pursuant to Section 2.02(a) of the Funding Agreement, an amount equal to the product of (x) the amount by which the Borrower elects to reduce the Aggregate Commitment and (y) (i) 2%, if such reduction of the Aggregate Commitment occurs during the

17

  first year following the Closing Date, (ii) 1% if such reduction of the Aggregate Commitment occurs during the second year following the Closing Date, and (iii) 1/2%, if such reduction in the Aggregate Commitment occurs during the third year following the Closing Date, and (II) in the event the Borrower terminates the Aggregate Commitment pursuant to Section 2.02(b) of the Funding Agreement or voluntarily causes a Termination Event to occur, an amount equal to the product of (a) the Maximum Facility Amount as of the date the Borrower delivers a Commitment Termination Notice in accordance with Section 2.02(b) of the Funding Agreement or as of the date such Termination Event occurs, as the case may be, and (b) (i) 2%, if the Aggregate Commitment is so terminated during the first year following the Closing Date; provided that the percentage set forth in this clause (i) shall be 1% if the Aggregate Commitment is terminated in connection with a debtor-in-possession financing, (ii) 1% if the Aggregate Commitment is so terminated or such Termination Event occurs during the second year following the Closing Date, and (iii) 1/2%, if the Aggregate Commitment is so terminated or such Termination Event occurs during the third year following the Closing Date.

          "Pro Rata Share" shall mean with respect to all matters relating to any Lender, the percentage obtained by dividing (i) the Commitment of that Lender by (ii) the Aggregate Commitment, as such percentage may be adjusted by assignments permitted pursuant to Section 14.02 of the Funding Agreement.

          "Projections" shall mean the Parent's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary-by-Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical financial statements of the Parent, together with appropriate supporting details and a statement of underlying assumptions.

          "Qualified Plan" shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Rating Agency" shall mean Moody's or S&P.

          "Ratios" shall mean, collectively, the Default Ratio, the Delinquency Ratio, the Dilution Ratio, the Receivables Collection Turnover and the Dilution Reserve Ratio.

          "Receivable" shall mean, with respect to any Obligor:

            (a)  indebtedness of such Obligor (whether constituting an account, chattel paper, document, instrument or general intangible (under which the Obligor's principal obligation is a monetary obligation)) arising from the provision of merchandise, goods or services by an Originator, or other Person approved by the Administrative Agent in its sole discretion, to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

            (b)  all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

            (c)  all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

            (d)  all right, title and interest of any Originator, the Parent or the Borrower in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to a Receivable; provided, that "Receivable" will not include returned goods to the extent that all amounts required to be paid pursuant to the Sale Agreement in respect of such returned goods have been paid;

18

            (e)  all Collections with respect to any of the foregoing;

            (f)    all Records with respect to any of the foregoing; and

            (g)  all proceeds with respect to any of the foregoing.

          "Receivables Assignment" shall have the meaning assigned to such term in Section 2.01(a) of the Sale Agreement.

          "Receivables Collection Turnover" shall mean, as of any date of determination, the amount (expressed in days) equal to:

            (a)  a fraction, (i) the numerator of which is equal to the aggregate Outstanding Balance of Transferred Receivables on the first day of the three (3) Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such three (3) Settlement Periods with respect to all Transferred Receivables, multiplied by

            (b)  the average number of days contained in such three (3) Settlement Periods.

          "Records" shall mean all Contracts and other documents, books, records and other information (including customer lists, credit files, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, any Sub-Servicer or the Borrower with respect to the Receivables and the Obligors thereunder and the Borrower Collateral.

          "Regulatory Change" shall mean any change after the Closing Date in any federal, state or foreign law or regulation (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

          "Rejected Amount" shall have the meaning assigned to it in Section 4.04 of the Sale Agreement.

          "Related Documents" shall mean each Lockbox Account Agreement, the Sale Agreement, the Funding Agreement, each Receivables Assignment, the Subordinated Notes, the Parent Agreement and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with the Sale Agreement, the Funding Agreement or the transactions contemplated thereby. Any reference in the Sale Agreement, the Funding Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

          "Repayment Notice" shall have the meaning assigned to it in Section 2.03(h) of the Funding Agreement.

          "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA.

          "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment, or (b) if the Commitments have been terminated, Lenders having more than sixty-six and two-thirds percent (66 2/3%) aggregate Outstanding Principal Amount.

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          "Retiree Welfare Plan" shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Note" shall have the meaning assigned to such term in Section 2.01(b) of the Funding Agreement.

          "Revolving Period" shall mean the period from and including the Closing Date through and including the day immediately preceding the Commitment Termination Date.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Sale" shall mean with respect to a sale of receivables under the Sale Agreement, a sale of Receivables by an Originator to the Borrower in accordance with the terms of the Sale Agreement.

          "Sale Agreement" shall mean that certain Receivables Sale Agreement dated as of November 6, 2002, among each Originator, the Parent and the Borrower, as the Buyer thereunder, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

          "Sale Price" shall mean, with respect to any Sale of Sold Receivables, a price calculated by the Borrower and approved from time to time by the Administrative Agent equal to:

            (a)  the Outstanding Balance of such Sold Receivables, minus

            (b)  the expected costs to be incurred by the Borrower in financing the purchase of such Sold Receivables until the Outstanding Balance of such Sold Receivables is paid in full, minus

            (c)  the portion of such Sold Receivables that are reasonably expected by such Originator on the Transfer Date to become Defaulted Receivables by reason of clause (b) of the definition thereof, minus

            (d)  the portion of such Sold Receivables that are reasonably expected by such Originator on the Transfer Date to be reduced by means other than the receipt of Collections thereon or pursuant to clause (c) above, minus

            (e)  amounts expected to be paid to the Servicer with respect to the servicing, administration and collection of such Sold Receivables;

  provided, that such calculations shall be determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of clauses (c) and (d) above, and (z) the Borrower, with respect to the calculations required in clauses (b) and (e) above.

          "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Sale Agreement, the Funding Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Funding Agreement and the Sale Agreement.

          "Securities Act" shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

          "Servicer" shall mean Superior Telecommunications Inc., a Delaware corporation, in its capacity as the Servicer under the Funding Agreement, or any other Person designated as a Successor Servicer in accordance with the terms of the Funding Agreement.

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          "Servicer Termination Notice" shall mean any notice by the Administrative Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer's appointment under the Funding Agreement has been terminated.

          "Servicing Fee" shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the Outstanding Principal Amount on such day.

          "Servicing Fee Rate" shall mean 1.00%.

          "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Transferred Receivables and whose name appears on any Officer's Certificate listing servicing officers furnished to the Administrative Agent by the Servicer, as such certificate may be amended from time to time.

          "Servicing Records" shall mean all Records prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

          "Settlement Date" shall mean the tenth Business Day following the end of each Settlement Period.

          "Settlement Period" shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month.

          "Sold Receivable" shall have the meaning assigned to it in Section 2.01(b) of the Sale Agreement.

          "Special Concentration Percentage" shall mean, with respect to any Obligor, that percentage, if any, designated by the Administrative Agent in its sole discretion with respect to such Obligor in Annex Z to the Funding Agreement or otherwise in a written notification to the Borrower (provided that the Administrative Agent retains the discretion to change or eliminate any such Special Concentration Percentage at any time).

          "Specified Reserves" shall mean, at any time, the sum of (a) the excess, if any, of the aggregate Outstanding Balance of Eligible Receivables which are due and payable more than 90 days (but less than 121 days) after the Billing Date therefor, over fifteen percent (15%) of the aggregate Outstanding Balance of all Eligible Receivables, plus (b) the excess, if any, of the aggregate Outstanding Balance of Eligible Receivables the Obligor with respect thereto is organized under the laws of Canada or any province thereof, over five percent (5%) of the aggregate Outstanding Balance of all Eligible Receivables, plus (c) the excess, if any, of the aggregate Outstanding Balance of Eligible Receivables which are payable in Canadian dollars, over five percent (5%) of the aggregate Outstanding Balance of all Eligible Receivables, plus (d) the excess, if any, of the aggregate Outstanding Balance of Eligible Receivables the Obligor with respect thereto is organized under the laws of Mexico, over $1,000,000.

          "Stock" shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including

21

  common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

          "Stockholder" shall mean, with respect to any Person, each holder of Stock of such Person.

          "Subordinated Loan" shall have the meaning given such term in Section 2.01(c) of Sale Agreement.

          "Subordinated Note" shall have the meaning given such term in Section 2.01(c) of Sale Agreement.

          "Sub-Servicer" shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 7.01 of the Funding Agreement relating to the servicing, administration or collection of the Transferred Receivables.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

          "Successor Servicer" shall have the meaning assigned to it in Section 11.02 of the Funding Agreement.

          "Successor Servicing Fees and Expenses" shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Borrower, the Lenders and the Administrative Agent.

          "Superior" shall mean Superior Telecommunications Inc., a Delaware corporation.

          "Termination Date" shall mean the date on which (a) the Outstanding Principal Amount has been permanently reduced to zero, (b) all other Borrower Obligations under the Funding Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Aggregate Commitment has been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Funding Agreement.

          "Termination Event" shall have the meaning assigned to it in Section 9.01 of the Funding Agreement.

          "Title IV Plan" shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Transfer" shall mean any Sale or contribution of Transferred Receivables by any Originator to the Borrower pursuant to the terms of the Sale Agreement.

          "Transfer Date" shall have the meaning assigned to it in Section 2.01(a) of the Sale Agreement.

          "Transferred Receivable" shall mean any Sold Receivable or Contributed Receivable; provided, that any Receivable repurchased by an Originator thereof pursuant to Section 4.04 of the Sale Agreement shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the Borrower.

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          "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

          "Unapproved Receivable" shall mean any receivable (a) with respect to which the obligor thereunder is not an Obligor on any Transferred Receivable and whose customer relationship with an Originator arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by an Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and then only for the period prior to any such approval.

          "Underfunded Plan" shall mean any Plan that has an Underfunding.

          "Underfunding" shall mean, with respect to any Title IV Plan, the excess, if any, of (a) the present value of all benefits under the Title IV Plan (based on the assumptions used to fund the Title IV Plan pursuant to Section 412 of the IRC) as of the most recent valuation date over (b) the fair market value of the assets of such Title IV Plan as of such valuation date.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Originator or any ERISA Affiliate as a result of such transaction.

          "Unused Commitment Fee" shall mean a fee equal to the product of (i) the amount by which the Maximum Facility Amount exceeds the Outstanding Principal Amount (in each case, as of any date of determination) and (ii) 0.50%.

          "Welfare Plan" shall mean a Plan described in Section 3(1) of ERISA.

        SECTION 2.    Other Terms and Rules of Construction.

          (a)    Accounting Terms.    Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

          (b)    Other Terms.    All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

          (c)    Rules of Construction.    Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words "herein," "hereof" and "hereunder" and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words

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  "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

          (d)    Rules of Construction for Determination of Ratios.    The Ratios as of the last day of the Settlement Period immediately preceding the Closing Date shall be established by the Administrative Agent on or prior to the Closing Date and the underlying calculations for periods immediately preceding the Closing Date to be used in future calculations of the Ratios shall be established by the Administrative Agent on or prior to the Closing Date in accordance with the form of Monthly Report. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the second decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.

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